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                                                                   Exhibit 10.16













                             HENRY BIRKS & SONS INC.





                           EMPLOYEE STOCK OPTION PLAN







                           EFFECTIVE AS OF MAY 1, 1997

                           AMENDED AS OF JUNE 20, 2000



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                             HENRY BIRKS & SONS INC.

                           EMPLOYEE STOCK OPTION PLAN

1.   PURPOSE

     The Plan is designed to attract and retain the services of selected employees of the Company who are in a position to make a material contribution to the successful operation of the business of the Company. The Plan also provides for awards to Non-Employee Directors. The Plan shall be effective May 1, 1997.


2.   DEFINITIONS

     As hereinafter used in the Plan:

     "BOARD" means the Board of Directors of the Company or such person or persons as it may choose to delegate any of its powers hereunder pursuant to section 10.1.

     "COMPANY" means Henry Birks & Sons Inc. and any successor corporation, and any reference herein to action by the Company means action by or under the authority of the Board. For the purposes of the definitions of "Participant", "Disability" and "Retirement", and of sections 4.5, 4.6, 4.7, 4.8, 11.5 and 11.6 hereof, "Company" shall also include any corporation that the Company controls.

     "CONTROL" means, in relation to a Person that is a corporation or other body corporate, the ownership, directly or indirectly, of voting securities of such Person carrying more than 50% of the voting rights attaching to all voting securities of such Person and which are sufficient, if exercised, to elect a majority of its board of directors or other governing body; and "CONTROLLED" shall have a similar meaning.


     "DISABILITY" means a physical or mental impairment sufficient to make the individual eligible for benefits under a long-term disability program of the Company.

     "FAIR MARKET VALUE" of a Share on a particular date shall be as determined by the auditors of the Company as of that date or, if the Shares have been listed on a securities exchange in Canada or the United States, shall mean the closing price thereof on that date on such exchange. If no sale of the Shares shall have occurred on such exchange on that date, it shall mean the closing price on the next preceding day on which there was a sale. If the Shares are listed on two or more exchanges and the closing prices on such exchanges differ on a particular date, reference shall be had to the highest closing price. Any determination of value by the Auditors as of a date may be made in conjunction with its annual audit as of the next year end of the Company.

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     "MATERIAL EVENT" means any of the following events:

     (i) the completion of the sale of a majority of the shares of the capital stock of the Company resulting from a formal bid for such shares being made (other than by the Company or an employee benefit program established or maintained by the Company);

     (ii) approval by the Company's shareholders of:

          (a) an amalgamation, merger or consolidation of the Company with or into another corporation (other than a Non-Material Transaction), or

          (b)  a plan of liquidation or dissolution of the Company.


     "NON-EMPLOYEE DIRECTOR" means any director of the Company who is not an employee of the Company.

     "NON-MATERIAL TRANSACTION" means an amalgamation, merger or consolidation the definitive agreement for which provides that at least 51 percent of the directors of the surviving or resulting corporation immediately after the transaction were directors of the Company immediately prior to the transaction.

     "OPTION" means an option to acquire Shares awarded to a Participant, as provided in article 4.

     "OPTION PERIOD" means the period from the date of award of an Option to the date of its expiry, specified by the Board pursuant to section 4.3.

     "PARTICIPANT" means an employee of the Company or a Non-Employee Director who has been selected by the Board to receive an award under the Plan.

     "PLAN" means this Employee Stock Option Plan, as it may be amended from time to time.

     "PROFITABLE" means that the Company during the course of a fiscal year of the Company shall have achieved a net profit before taxes as confirmed by the audited financial statements of the Company for such year.

     "RETIREMENT" means a cessation of employment with the Company at or after age 55, except in the case of a termination for cause (other than mental or physical incapacity).

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     "SHARES" means non-voting common shares without nominal or par value in the capital stock of the Company. If the common shares without nominal or par value in the capital stock of the Company are listed on a securities exchange in Canada or the United States, "Shares" shall thenceforth mean such common shares, and all Options granted prior to such listing shall automatically be converted into Options for the acquisition of common shares.

Unless the context otherwise requires, references to the masculine shall be deemed to include references to the feminine, and vice versa, and references to the singular shall be deemed to include references to the plural, and vice versa.


3.   AWARDS AND GENERAL LIMITATIONS

3.1 PLAN AWARDS. The Board in its sole discretion shall select those employees and/or Non-Employee Directors to whom awards are made under the Plan and shall specify the number of Shares with respect to which in each case Options are awarded and the Option Period applicable to the awards. The Board in its sole discretion may include as a condition to the exercise of an Option under the Plan that the Company shall have been Profitable with respect to its most recently completed fiscal year prior to the exercise of the Option. Participants may be selected and awards may be made at any time. Participants do not have to be selected and awards do not have to be made at the same time by the Board. Any award made to a Participant shall not obligate the Board to make any subsequent awards to that Participant.

3.2 SOURCE AND NUMBER OF SHARES. Shares acquired under the Plan shall be treasury Shares. Subject to article 8, the maximum aggregate number of treasury Shares which may be issued under the Plan shall not exceed the lesser of 237,907 Shares or 10 percent of the common shares issued and outstanding from time to time. The number of Shares available at any time for awards under the Plan shall be determined in a manner which reflects the number of Shares then subject to outstanding awards and the number of Shares previously acquired under the Plan. For purposes of such determination, Shares attributable to Options which are cancelled, expire or terminate shall again be available for awards under the Plan, and the same shall not be deemed an increase in the number of Shares reserved for issuance under the Plan. No reduction in the number of common shares outstanding shall affect rights under Options previously awarded.

3.3 DISTRIBUTION REQUIREMENTS. The maximum aggregate number of Shares with regard to which awards may be made to any one Participant under the Plan (together with the maximum aggregate number of shares available to such participant under any other plan or arrangement) shall not exceed 5 percent of the common shares issued and outstanding after giving effect to the reorganization described in section 3.2.

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4.   OPTIONS

4.1 AWARDS. Subject to the provisions of article 3 and this article 4, the Board may award Options to Participants. Each Option award shall be evidenced by a written agreement between the Company and the Participant which contains the terms and conditions specified by this article 4 and such other terms and conditions as the Board in its sole discretion shall specify.

4.2 EXERCISE PRICE. The exercise price per Share with respect to each Option shall not be less than the Fair Market Value of a Share on the date the Option is awarded.

4.3 OPTION PERIOD AND VESTING CRITERIA. The Option Period in respect of a particular award shall be specified by the Board, but in all cases shall end no later than the day preceding the tenth anniversary of the date of award. The Board shall prescribe the date or dates upon which Options become exercisable and may establish any performance criteria which must be met by the Company in order for all or any Options to become exercisable. Notwithstanding anything to the contrary in the Plan, upon the occurrence of a Material Event, all outstanding Options shall become exercisable in full immediately.

4.4 MEANS OF PAYMENT. At the time any Options are exercised, the Participant or other person exercising the Options shall pay to the Company in cash the full exercise price of the Shares acquired.

4.5 CESSATION OF EMPLOYMENT. If a Participant ceases to be employed by the Company prior to the end of the Option Period, other than by reason of death, Disability or Retirement, each Option then held by the Participant shall remain exercisable, to the extent that it was exercisable at the time of such cessation, for a period of up to three (3) months from the date of such cessation, but not later than the end of the Option Period, and thereafter any such Option shall expire. Notwithstanding the provisions of this section 4.5, if a Participant voluntarily terminates his employment or if his employment is terminated by the Company for cause, his Options shall expire immediately.

4.6 DISABILITY. If a Participant ceases to be employed by the Company prior to the end of the Option Period by reason of Disability, each Option then held by the Participant shall remain exercisable, to the extent that it was exercisable at the time of Disability, for a period of six (6) months from the date of cessation of employment as a result of Disability, but not later than the end of the Option Period, and thereafter any such Option shall expire.

4.7 RETIREMENT. If a Participant ceases to be employed by the Company prior to the end of the Option Period by reason of Retirement, each Option then held by the Participant shall remain exercisable, to the extent that it was exercisable at the time of Retirement, for a period of three (3) months from the date of Retirement, but not later than the end of the Option Period, and thereafter any such Option shall expire.

4.8 DEATH. If a Participant ceases to be employed by the Company prior to the end of the Option Period by reason of death, each Option then held by the Participant shall remain exercisable by his estate, to the extent that it was exercisable at the time of death,


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for a period of three (3) months from the date of death, but not later than the end of the Option Period, and thereafter any such Option shall expire.


5.   BROKERAGE FEES UPON TRANSFER

     The Participant shall be responsible for the payment of any brokerage fees in respect of the sale or transfer of Shares acquired under the Plan.


6.   ADHERENCE TO SHAREHOLDERS AGREEMENT

     It shall be a condition precedent to the issuance of Shares pursuant to an option that the Participant become party to the shareholders agreement by and among certain management investors, Borgosesia Acquisitions Corporation (its successors and assigns) and the Company made as of August 31, 1998, as the same may be amended from time to time, except if the Shares have been listed on a securities exchange in Canada or the United States of America.


7.   PARTICIPANT'S RIGHTS NOT TRANSFERABLE

     Except as provided herein, the rights of a Participant pursuant to the provisions of the Plan are non-assignable and non-transferable, in whole or in part, either directly or by operation of law or otherwise in any manner. No attempted assignment or transfer thereof, otherwise than in accordance with the provisions hereof, shall be effective.


8.   FOREIGN PARTICIPANTS

     The Plan is equally open to Participants employed or resident in jurisdictions other than Canada. The terms and conditions offered to foreign Participants may vary and be more limited than those set forth herein, depending upon local regulations and restrictions.


9.   REORGANIZATION OF SHARE CAPITAL

     In the event that the Shares are subdivided, consolidated, converted or reclassified by the Company, or that any other action of a similar nature affecting such Shares is taken by the Company, then the Options held by each Participant shall be appropriately adjusted, and the number of Shares reserved for issuance under the Plan shall be adjusted in the same manner.

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10.  NON-EMPLOYEE DIRECTORS

     If a Participant who is a Non-Employee Director ceases to serve on the Board for any reason, he shall be deemed for purposes of this Plan to have ceased to be employed by the Company on the date he ceases to serve on the Board.


11.  INTERPRETATION, REGULATIONS, AMENDMENT AND TERMINATION

11.1 REGULATION AND DELEGATION. -- The Company may make, amend and repeal at any time and from time to time such regulations not inconsistent herewith, as it may deem necessary or advisable for the issuance of Shares under the Plan, and generally for the proper administration and operation of the Plan. In particular, the Board may delegate to a committee of the Board the powers described in sections 3.1 and 4.1 and to any person, group of persons or corporation such other administrative duties and powers as it may see fit, subject to applicable legislation.

11.2 INTERPRETATION AND AMENDMENT. -- The Company shall have the power to interpret the provisions of the Plan and to make such changes in the Plan as, from time to time, the Company deems proper; provided, however, that any amendment increasing the number of Shares which may be issued under the Plan must be ratified by shareholders holding a majority of the Company's common shares. All decisions and interpretations of the Company respecting the Plan shall be binding and conclusive on the Company and all Participants and their respective legal representatives.

11.3 PRESERVATION OF ACQUIRED RIGHTS. -- For greater certainty, and notwithstanding anything herein contained to the contrary, the Plan shall not be construed so as to authorize the Company to alter the provisions of the Plan as it applies to Participants in such a way as to affect their rights and obligations thereunder to their detriment, without the consent of the Participants thereby affected.

11.4 TERMINATION. -- The Plan shall terminate following the final termination of the Option Periods of all awarded Options. Notwithstanding the foregoing, the rights and obligations of the Company, the Participants and all other parties in respect of the Plan following such expiry shall continue to be governed by the Plan.

11.5 NO RIGHT OF CONTINUED EMPLOYMENT. The fact that an employee of the Company or Non-Employee Director has been designated a Participant shall not confer on that employee or Non-Employee Director any right to be retained by the Company, to re-election to the Board, or to subsequent awards under the Plan.

11.6 RESPONSIBILITY FOR TAX. The Company shall not be responsible for any tax which may be payable by a Participant as a consequence of participation in the Plan.

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12.  COSTS

     The Company shall pay all costs of administering the Plan.


13.  APPLICABLE LAW

     This Plan shall be governed by the laws of the Province of Quebec and the laws of Canada applicable therein.